SCHEDULE OF 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ADVANCED PLANT PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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ADVANCED PLANT PHARMACEUTICALS, INC.
43 West 33rd Street
New York, New York 10001

To the Stockholders of Advanced Plant Pharmaceuticals, Inc.

Advanced Plant Pharmaceuticals, Inc., a Delaware corporation (the "Company" or “we”) has obtained the written consent of the stockholders holding a majority of the issued and outstanding shares of Common Stock of the Company on June 18, 2007 (the "Consent"). The stockholders holding a majority of the issued and outstanding shares of Common Stock of the Company reaffirmed this consent on March 1, 2008. The Consent provides that:

1.  The Certificate of Incorporation of the Company shall be amended to change its name to WORLD HEALTH ENERGY HOLDINGS, INC.

2.   Increase the number of the Company’s authorized shares of common stock from 880,000,000 to 4.5 billion (4,500,000,000) shares, $0.0007 par value.

No meeting of the Company's stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders controlling a majority of the Company’s outstanding voting rights of its equity securities.

Under the rules of the Securities and Exchange Commission, the Amended Certificate of Incorporation, cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

By order of the Board of Directors

/s/ DAVID LIEBERMAN

DAVID LIEBERMAN, CEO

ADVANCED PLANT PHARMACEUTICALS, INC.
43 West 33rd Street
NEW YORK, NEW YORK 1001

INFORMATION STATEMENT PURSUANT TO SECTION 14C
OF THE SECURITIES EXCHANGE ACT OF 1934

This information statement is being mailed on or about May 13, 2008 to the holders of record at the close of business on April 20,2008 of the shares of common stock, par value $0.0007 per share (the "Shares"), of Advanced Plant Pharmaceuticals, Inc., a Delaware corporation (the "Company"). You are receiving this information statement in connection with a proposed amendment (the "Proposed Amendment") to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") that would:

1.  Authorize the Company to amend its certificate of incorporation to change its name to World Health Energy Holdings, Inc.

2.  Authorize the Company to increase the number of the Company’s authorized shares of common stock from 880,000,000 to 4.5 billion (4,500,000,000) shares, $0.0007 par value.

INFORMATION STATEMENT

GENERAL

The Company proposes to change its name and increase the number of authorized shares. The reasons for these actions are set forth below:

1.	REASON FOR NAME CHANGE

On February 7, 2007, the Company acquired all of the outstanding equity of World Health Energy, Inc., a Delaware corporation pursuant to the terms and conditions of a Securities Purchase Agreement and Plan of Reorganization. Prior to entering into this agreement, the Company’s business objective was to focus on  the research and development of plant based dietary supplements. We were not successful with this endeavor and decided the Company’s best interests would be served by pursuing acquisition opportunities with a company involved in alternative fuel production. The acquisition of World Health Energy will permit us to pursue these opportunities. The change in the Company’s name will reflect this new focus as the Company attempts to expand the operations of World Health Energy.

2.	REASONS FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES.

With the acquisition of World Health Inc., we are required to issue 55 million shares of our common stock to the equity holders of World Health, Inc. These shares have not yet been issued. We are authorized to issue 880,000,000 shares of our Common Stock. All of our authorized common stock is currently issued and outstanding. We are also contractually obligated to issue additional shares of our common stock in excess of the total authorized. We cannot issue shares of our Common Stock to the equity holders of World Health, Inc. or meet other contractual obligations. We do not believe that it would be advisable to reverse split our Common Stock at this time to satisfy these obligations. Rather, we believe that increasing the number of authorized shares available for future issuance is the best way to comply with our obligations to the equity holders of World Health, to satisfy contractual obligations and in the best interests of our shareholders.

Our Board of Directors believes that the Company should increase the number of authorized shares of Common Stock beyond our current contractual commitments. By increasing the number of authorized shares to 4.5 billion, the Company will be able to respond to potential business and financing opportunities and pursue important objectives that may present themselves.  Accordingly, our Board of Directors believes it is in our best interests to effectuate this recapitalization whereby the number of unissued and available authorized shares of common stock shall be increased as described above.  Our Board of Directors believe that an increase in our authorized capital stock beyond the number necessary to satisfy existing commitments will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships.  The authorized shares of common stock in excess of those issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded.  This issuance could result in a significant dilution of the voting rights and the stockholders’ equity of then-existing stockholders.  The holders of our company’s common stock have no preemptive right to purchase any of the additional shares of common stock when issued.

We have no present plans, understandings or agreements, and we are not engaged in any negotiations, that will involve the issuance of capital stock for any type of acquisition.  However, our Board of Directors believes it prudent to have shares of capital stock available for such corporate purposes as our Board of Directors may from time to time deem necessary and advisable, including for acquisitions and the raising of additional capital.  Increasing the number of authorized shares to 4.5 billion will provide management with needed flexibility in managing the ongoing operations of the Company.

Actions by Written Consent of Stockholders.  Delaware law provides that, unless the articles/certificate of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Our Bylaws provide that stockholder action by written consent is permitted.

POTENTIAL RISKS WITH RESPECT TO INCREASING THE NUMBER OF AUTHORIZED SHARES

If we issue all of our Common Stock which is authorized following the filing of the amended certificate of incorporation, you will face immediate and substantial dilution.

There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to any additional shares of Common Stock which may be issued as a result of any acquisition, pursuant to any type of equity compensation plan or as the result of any stock dividend. The market price of our Common Stock will also be based on our financial performance, market condition, the market perception of our future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the increase in the number of authorized shares.

There can be no assurance that the increase in the number of authorized shares will permit us to facilitate future fundings or acquisitions.

 Effect on Authorized and Outstanding Shares. As of March 3, 2008 there were 880,000,000 shares of common stock issued and outstanding. We are required to issue 55 million shares of our Common Stock to the equity holders of World Health Energy, Inc. Upon issuance of these shares, there will be 935 million shares issued and outstanding. We will have reserved for future issuance a total of 3,565,000,000 shares of common stock.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed creation of a series of Preferred Shares will not affect the registration of our Common Stock under the Exchange Act.

EFFECTIVENESS OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

 The amendment to our certificate of incorporation will become effective upon the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation (attached hereto as Exhibit "A"). It is expected that such filing will take place on or about June 1, 2008, or the date that is 20 calendar days after the mailing of this Information Statement.

3.	APPROVAL OF PROPOSED AMENDMENT.

Under Delaware law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. The persons listed in paragraph 5(a) below represent approximately 50.1% of the Company's outstanding voting Shares, and have consented in writing to the Proposed Amendment. The Proposed Amendment, therefore, has been approved by the stockholders owning a majority of the Company’s issued and outstanding voting shares. The number of votes in favor of the amendment was sufficient for approval As a result of the foregoing, and effective on filing with the Delaware Secretary of State, , the Company will increase its authorized capital and change its name as set forth above.

Because the Proposed Amendment already has been approved, you are not required to take any action at this time. This Information Statement is your notice that the Company’s Articles of Incorporation will be amended to provide for a name change and an increase in the number of authorized shares.

4.	SHARE CERTIFICATES.

The amendment to our Articles of Incorporation will not require you to take any action with respect to your current stock certificate and will in no way affect the validity of your current share certificates.

5.	OUTSTANDING VOTING SECURITIES.

At the close of business on March 3, 2008, there were 880,000,000 shares of our Common Stock and 5 million shares of our Series A Preferred Shares outstanding. Holders of our Common Stock are entitled to cast one vote fore each share of Common Stock while holders of our Series A Preferred Shares are entitled to 150 votes per share on all matters brought to a vote of the holders of our capital stock. The Common Shares and the Series A Preferred Shares constitute the only voting securities of the Company.

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

The following table sets forth information regarding the common stock beneficially owned by any person who, to our knowledge, owned beneficially more than 5% of the common stock as of March 3, 2008.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS	PERCENT OF VOTING SECURITIES

Common Stock	David Lieberman 43 West 33rd street New York, NY 10001	42,000,000	4.77%	2.57%

Common Stock	C.J. Lieberman 43 West 33rd Street New York, NY 1001	25,000,000	2.84%	1.53%

Series A Preferred	David Lieberman	2,500,000	50%	23.00%

Series A Preferred	C.J. Lieberman	2,500,000	50%	23.00%

Totals				50.11%

6.WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

7.UNDER DELAWARE LAW, SHAREHOLDERS ARE NOT ENTITLED TO DISSENTERS RIGHTS UNDER THE TRANSACTION WHICH WE ARE RECOMMENDING.

/S/ DAVID LIEBERMAN
DAVID LIEBERMAN, CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
ADVANCED PLANT PHARMACEUTICALS, INC.

The undersigned, being the chief executive officer of ADVANCED PLANT PHARMACEUTICALS, INC. (the "Company") and being duly authorized by the Board of Directors hereby certifies that:

FIRST: Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the Corporation shall be World Health Energy Holdings, Inc.

SECOND: Article II of the Articles of Incorporation is hereby amended to read as follows:

The Company is hereby authorized to issue 4,500,000,000 shares of Common Stock, $.0007 par value.

The foregoing has been approved by the stockholders owning a majority of the Company’s issued and outstanding voting shares. The number of votes cast in favor of the amendment was sufficient for approval.

IN WITNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this ____ day of ________________ ,2008.

DAVID LIEBERMAN, CEO